Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at Jefferies Global Energy Conference

LAFAYETTE, LA. November 11, 2013

Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the company’s Chairman, President and Chief Executive Officer, will be presenting at the Jefferies 2013 Global Energy Conference in Houston, TX at the St. Regis Hotel at 1:30 p.m. central time on Tuesday, November 12, 2013. The presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-2072-fax or via e-mail at CFO@StoneEnergy.com.